QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Revocable proxy
Owosso Corporation
SPECIAL MEETING OF SHAREHOLDERS
                        , 2004

        The undersigned, revoking all previous proxies, hereby appoints George B. Lemmon, Jr., President and Chief Executive Officer of Owosso Corporation, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein and in his discretion upon such other matters as may properly come before the meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Special Meeting of the Shareholders of Owosso Corporation to be held on                        , 2004, and at any adjournment or postponement thereof.

        The Board of Directors of Owossso Corporation recommends a vote "FOR" Proposal 1.

PROPOSAL 1

THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 10, 2004 BY AND AMONG OWOSSO CORPORATION, ALLIED MOTION TECHNOLOGIES, INC. AND AMOT, INC.

☐ For	☐ Against	☐ Abstain

ATTENDANCE AT SPECIAL MEETING

DO YOU PLAN ON ATTENDING THE SPECIAL MEETING?

☐ Yes	☐ No

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        The undersigned acknowledges receipt from Owosso Corporation prior to the execution of this Proxy, of notice of the special meeting and a proxy statement/prospectus.
        Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted for Proposal 1 set forth above. If any other business is presented at the special meeting, this proxy will be voted by those named in this proxy in their best judgement. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

This proxy may be revoked at any time before it is voted on by: (i) delivering to Mr. Lemmon, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating the same shares of Owosso Corporation common stock, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to Mr. Lemmon at or before the special meeting, or (iii) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.
Please be sure to sign and date this Proxy in the box below.
Signature:
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND	Co-holder:
RETURN THIS PORTION WITH THE PROXY IN THE	Date:
ENVELOPE PROVIDED

QuickLinks

Revocable proxy Owosso Corporation SPECIAL MEETING OF SHAREHOLDERS , 2004